UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

DIGITILITI, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-53235	26-1408538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

266 EAST 7TH STREET, 4TH FLOOR SAINT PAUL, MINNESOTA	55101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 925-3200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Digitiliti, Inc. previously disclosed in the consolidated financial statements and the notes to the consolidated financial statements that appear in its Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed May 17, 2010, the discovery of prior misstatements during the year-end close procedures associated with the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed April 14, 2010, that occurred during the first quarter of 2009.
Based on this discovery and the conclusion made by the audit committee on May 21, 2010, as described below, the Quarterly Reports for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 should not be relied upon and should be restated.
The purpose of this filing is to disclose the restatements of the affected periods (quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009) under Item 4.02 of Form 8-K, and no further restatement of the Company’s financials is anticipated. No changes are being made to the Company’s financial statements as they appear in the Company’s Annual Report on Form 10-K, filed April 14, 2010, as this filing is correct.
Decision to Restate and Effect of the Restatement
On March 20, 2010, during the Company’s year-end close procedures conducted during the audit of its 2009 financial statements, MaloneBailey LLP, the Company’s registered independent public accounting firm, discovered and informed the Company of a misstatement that occurred in the preparation of the Quarterly Report on Form 10-Q for the period ended March 31, 2009, where an understatement occurred in the expense of a beneficial conversion feature when certain note holders converted their notes during the three months ended March 31, 2009. This misstatement then flowed through the Quarterly Reports for the periods ended June 30, 2009 and September 30, 2009. At such time, it was determined that the misstatements were not material, and the Company recorded a noncash adjustment for the three months ended March 31, 2009 of $771,453, which served to increase interest expense and Additional Paid-in Capital, in its Annual Report on Form 10-K for the year ended December 31, 2009.
On May 17, 2010, the audit committee of the Company’s board of directors discussed the misstatements with MaloneBailey again in connection with the Quarterly Report for the period ended March 31, 2010. The audit committee reached the conclusion on May 21, 2010 that, as a result of such misstatements, the Company’s previous financial statements for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009 should be restated. Following such discussion and determination, the Company is restating its Interest expense, Net loss and Loss per share — Basic and diluted for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009.
The following tables illustrate the impact of this error on the Company’s quarterly consolidated statements of operations for the respective periods:
The three months ended March 31, 2009:

	As previously
	Reported	Adjustments	Adjusted
Interest expense	$1,218,794	$771,453	$1,990,247
Net loss	$1,590,752	$771,453	2,362,205
Loss per share — Basic and diluted	0.05	0.02	0.07
The six months ended June 30, 2009:

	As previously
	Reported	Adjustments	Adjusted
Interest expense	$1,509,271	$771,453	$2,280,724
Net loss	$2,547,977	$771,453	3,319,430
Loss per share — Basic and diluted	0.08	0.02	0.10
The nine months ended September 30, 2009:

	As previously
	Reported	Adjustments	Adjusted
Interest expense	$1,735,488	$771,453	$2,506,941
Net loss	$3,203,817	$771,453	3,975,270
Loss per share — Basic and diluted	0.09	0.02	0.12
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Letter from MaloneBailey, LLC dated May 21, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITILITI, INC.
Date: May 21, 2010
By: /s/ Roy A. Bauer
Name: Roy A. Bauer
Title: Chief Executive Officer and President